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                                                                    EXHIBIT 21


Subsidiaries of the Registrant and their respective States of Incorporation


O'SULLIVAN INDUSTRIES - VIRGINIA, INC.                    Virginia

O'SULLIVAN INDUSTRIES INTERNATIONAL, LIMITED              Barbados